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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated February 10, 1997, relating to the December 31, 1996 financial statements and financial highlights of Dean Witter Tax-Exempt Securities
Trust (the "Fund") and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated
July 28, 1997 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated July 28, 1997, which Statement of Additional Information and Prospectus have been incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated November 8, 1996, relating to the September 30, 1996 financial statements and financial highlights of Dean Witter National Municipal Trust, which appears in that fund's Statement of Additional Information dated November 26, 1996 which is included in this Registration Statement and to the incorporation by reference of our report into that fund's Prospectus dated November 26, 1996 which is incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus.


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
July 22, 1997